SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	May 1, 2003 -------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA ---------------------------------	1-14201 ---------------------------------	33-0732627 ---------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA ------------------------------------------------------------------	92101 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 12. Results of Operations and Financial Condition

The information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being furnished, not filed, under Item 9 to satisfy the requirements of Item 12, "Results of Operations and Financial Condition" in accordance with SEC Release Nos. 33-8216 and 34-47583.

On May 1, 2003, Sempra Energy announced consolidated net income of $88 million, or $0.42 per diluted share of common stock, for the first quarter of 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 May 1, 2003 Sempra Energy News Release (including tables)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: May 1, 2003	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller